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                                                                  RULE 424(b)(3)
                                                               File No. 33-62489
                                                       Republic Industries, Inc.



                      SUPPLEMENT NO. 4 DATED JULY 7, 1997
                     TO PROSPECTUS DATED SEPTEMBER 22, 1995


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:



                                    SHARES BENEFICIALLY   SHARES TO BE OFFERED
                                      OWNED PRIOR TO         FOR THE SELLING
SELLING STOCKHOLDER                    THE OFFERING       STOCKHOLDER'S ACCOUNT
-------------------                 -------------------   ---------------------

Young Israel of Hollywood...........       130                   130
Tahmudic University.................       430                   430